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                                                                    EXHIBIT 99.1


                         FIRST SOUTHERN BANCSHARES, INC.
                             ANNOUNCES THIRD QUARTER
                                RESULTS FOR 2003

Florence, AL. - December 24, 2003 - First Southern Bancshares, Inc. (FSTHE.OB) (the "Company"), the holding company for First Southern Bank (the "Bank"), reported unaudited basic income applicable to common shareholders of $31,000, or a loss of $(0.05) per diluted common share, for the third quarter ended September 30, 2003, as compared to basic income applicable to common shareholders of $756,000, or $0.54 per diluted common share, for the third quarter of 2002. For the nine months ended September 30, 2003, the Company reported unaudited basic income applicable to common shareholders of $82,000, or $0.03 per diluted common share, as compared to a basic loss applicable to common shareholders of $(210,000), or $(0.17) per diluted common share, for the nine months ended September 30, 2002. The basic income (loss) applicable to common shareholders and per diluted common share amounts reflect the impact of cumulative dividends and premium accretion on the Company's preferred stock for the periods. In addition, the basic income applicable to common shareholders for the 2003 periods reflect the impact of a $237,000 gain on the exchange of subordinated capital notes for preferred stock. However, as required by generally accepted accounting principles, the diluted loss per common share amounts for the 2003 periods assume that at the beginning of each period 39,092 shares of Series B convertible and redeemable preferred stock, tendered in exchange for subordinated capital notes during the periods, were converted to 173,569 shares of common stock and, as a result of this assumption, $130,000 of the net gain of $237,000 was excluded from the income assumed for the period.

The Company's results for the third quarters of 2003 and 2002 include one-time gains. The results for the third quarter of 2003 reflect a net gain on extinguishment of derivative debt instrument of $36,000 and a gain on exchange of subordinated capital notes for preferred stock of $237,000. The results for the third quarter of 2002 reflect the $1.5 million net gain on the sale of loans, the transfer of deposits and the sale of premises and equipment associated with the sale of two branches. The net gain has been reduced by $148,000 in severance benefits for employees displaced as a result of the transaction.

Excluding the one-time gains discussed above, the Company's results of operations for the third quarter of 2003 improved $497,000 as compared to the results for the third quarter of 2002. The improvement is primarily the result of a $249,000 decrease in the provision for loan losses, a $142,000 decrease in noninterest expenses and an $80,000 decrease in income tax expense.

For a complete analysis of the Company's results of operations for the third quarter and nine months ended September 30, 2003 and 2002, please refer to Form 10-QSB as filed with the Securities and Exchange Commission.

The Company is headquartered in Florence, Alabama, and the Bank operates through its main/executive office in Florence and two full-service offices in Killen and Muscle Shoals.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS

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APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES
IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO EXECUTE STRATEGIC INITIATIVES DESIGNED TO INCREASE CAPITAL, REDUCE NON-PERFORMING LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES; AND SIGNIFICANT CHANGES IN ACCOUNTING, TAX
OR REGULATORY PRACTICES OR REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACT:

First Southern Bancshares, Inc.
Roderick V. Schlosser, Executive Vice President
(256) 718-4206






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                                    UNAUDITED
                            OTHER BALANCE SHEET DATA
                             (DOLLARS IN THOUSANDS)



                                                September 30, 2003   December 31, 2002
                                                ------------------   -----------------
Classified loans                                $       11,402       $    14,827
Classified loans as a percentage of net loans               16.24%            21.92%
Allowance for loan losses                                3,766             4,185
Allowance for loan losses as a percentage of
   net loans                                                 5.36%             6.19%
Tier 1 leverage capital                                  8,292             8,120
Tier 1 leverage ratio                                        8.68%             8.37%
                                                ==================   ==================




                                    UNAUDITED
                      ANALYSIS OF ALLOWANCE FOR LOAN LOSSES
                                 (IN THOUSANDS)



                                                    Nine Months Ended September 30,
                                                    -------------------------------
                                                         2003            2002
                                                         ----            ----
Balance - beginning of period                        $   4,185      $   5,650

Provision (reduction of provision) for loan losses        (288)           633
Recoveries                                                 272            691

Charge-offs                                               (403)        (2,866)
                                                    ----------------------------
Balance - end of period                             $    3,766      $   4,108
                                                    ============================



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                                    UNAUDITED

                        CONDENSED STATEMENT OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                        Three Months Ended September 30,       Nine Months Ended September 30,
                                        --------------------------------       -------------------------------
                                            2003           2002                     2003               2002
                                            ----           ----                     ----               ----

                                                        (Restated)                                  (Restated)
Interest income                         $   1,225       $  1,577                   $    3,779       $    5,150
Interest expense                              478            786                        1,543            2,778
                                        ----------      --------                   -----------      -----------
Net interest income                           747            791                        2,236            2,372
Provision (reduction of provision)
  for loan losses                             101            350                         (288)             633
                                        ----------      --------                    ----------      -----------
Net interest income after provision
  (reduction of provision) for
  loan losses                                 646            441                        2,524            1,739
Noninterest income                            272          1,806                          765            2,274
Noninterest expense                         1,018          1,308                        3,124            3,896
                                        ----------      --------                    ----------      -----------
Income (loss) before income taxes            (100)           939                          165              117
Income tax expense                              -             80                            5               20
                                        ----------      --------                    ----------      -----------
Net income (loss)                            (100)           859                          160               97
Cumulative dividend arrearage
   and premium accretion on
   preferred stock                            106            103                          315              307
Gain on exchange of subordinated
   capital notes for preferred stock         (237)             -                         (237)               -
                                        ----------      --------                    ----------      -----------
Basic income (loss) applicable to
   common shareholders                  $      31       $    756                    $      82       $     (210)
                                        ==========      ========                    ==========      ===========
Diluted earnings (loss) per
   common share                         $   (0.05)      $   0.54                    $    0.03       $    (0.17)
                                        ==========      ========                    ==========      ===========
